      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1998

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                           RJR NABISCO HOLDINGS CORP.
             (Exact name of registrant as specified in its charter)

              DELAWARE                    1301 AVENUE OF THE AMERICAS                    13-3490602
  (State or other jurisdiction of        NEW YORK, NEW YORK 10019-6013      (I.R.S. Employer Identification No.)
   incorporation or organization)

                        (Address, including zip code, of
                    registrant's principal executive office)

                         ------------------------------

            RJR NABISCO HOLDINGS CORP. 1990 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                         ------------------------------

                            WILLIAM L. ROSOFF, ESQ.
                           RJR NABISCO HOLDINGS CORP.
                          1301 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6013
                                 (212) 258-5600
(Name, address and telephone number, including area code, of agent for service)

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                                          AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED       REGISTERED           SHARE(1)            PRICE(1)             FEE(1)
Common Stock, par value $.01 per
  share..............................      12,000,000            $26.44           $317,280,000          $93,598

(1) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee relating to the Common Stock being registered have been based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange-Composite Tape on May 18, 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  INTRODUCTION

    RJR Nabisco Holdings Corp. (the "Company") filed registration statements on Form S-8 with the Securities and Exchange Commission on April 5, 1991 (file no. 33-39791) and on July 16, 1993 (file no. 33-66084). The contents of these registration statements are incorporated by reference pursuant to General Instruction E for registration statements on Form S-8.

                                NEW INFORMATION

                                    PART II

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    H. Colin McBride, Senior Vice President, Associate General Counsel and Secretary of the Company, is providing an opinion concerning the Common Stock being registered pursuant to this registration statement. Mr. McBride owns Common Stock and options to purchase Common Stock accounting for less than 0.1% of the outstanding shares of Common Stock issued by the Company.

ITEM 8. EXHIBITS

        5  Opinion of H. Colin McBride, Esq.

     23.1  Consent of Deloitte & Touche LLP

     23.2  Consent of H. Colin McBride, Esq. (included in Exhibit 5)

       24  Power of Attorney

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 20, 1998.

                           RJR NABISCO HOLDINGS CORP.

                                By:  /s/ H. COLIN MCBRIDE
                                     ------------------------------------------
                                     H. Colin McBride, Esq.
                                     SENIOR VICE PRESIDENT,
                                     ASSOCIATE GENERAL COUNSEL & SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 1998.

                      SIGNATURE                                                  TITLE
------------------------------------------------------  --------------------------------------------------------

                          *
     -------------------------------------------        Chairman and Chief Executive Officer
                 Steven F. Goldstone

                          *
     -------------------------------------------        Senior Vice President and Chief Financial Officer
                   David B. Rickard

                          *
     -------------------------------------------        Senior Vice President and Controller
                  Richard G. Russell

                          *
     -------------------------------------------        Director
                  John T. Chain, Jr.

                          *
     -------------------------------------------        Director
                  Julius L. Chambers

                          *
     -------------------------------------------        Director
                  John L. Clendenin

                          *
     -------------------------------------------        Director
                    Ray J. Groves

                      SIGNATURE                                                  TITLE
------------------------------------------------------  --------------------------------------------------------
                          *
     -------------------------------------------        Director
                 L. Dennis Kozlowski

                          *
     -------------------------------------------        Director
                  H. Eugene Lockhart

     -------------------------------------------        Director
                  Theodore E. Martin

     -------------------------------------------        Director
                  Fred H. Langhammer

                          *
     -------------------------------------------        Director
                  Rozanne L. Ridgway

*By:                  /s/ H. COLIN MCBRIDE
           ------------------------------------------
                     H. Colin McBride, Esq.
                        ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

                                                                                                         SEQUENTIALLY
EXHIBIT NUMBER                                  DESCRIPTION OF EXHIBIT                                   NUMBERED PAGE
-----------------  ---------------------------------------------------------------------------------  -------------------

            5      -- Opinion of H. Colin McBride, Esq. regarding the legality of the securities being registered..............................................................

         23.1      -- Consent of Deloitte & Touche LLP..............................................

         23.2      -- Consent of H. Colin McBride, Esq. (included in Exhibit 5).....................

           24      -- Power of Attorney.............................................................